UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

UWHARRIE CAPITAL CORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 8, 2018

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect five (5) directors to three (3) year terms and two (2) directors to two (2) year terms;

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2018; and

3.	To transact such other business as may properly be presented for action at the meeting.

You are invited to attend the annual meeting in person. However, even if you plan to attend, you are requested to complete, sign and date the enclosed appointment of proxy and return it promptly in the envelope provided for that purpose or to vote via the internet in order to ensure that a quorum is present at the meeting. The giving of an appointment of proxy will not affect your right to revoke it or to attend the meeting and vote in person.

We have elected to furnish our proxy solicitation materials via U.S. mail and also to notify you of the availability of our proxy materials on the internet. The notice of annual meeting, proxy statement, proxy card and annual report are available at www.proxyvote.com.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

April 11, 2018

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

Mailing Date: On or About April 11, 2018

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 8, 2018, at 6:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about April 11, 2018 to shareholders of record as of March 8, 2018.

Voting of Proxies

Persons named in the enclosed appointment of proxy to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner (the “Proxies”). Shares represented by each appointment of proxy that is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the seven (7) nominees for director named in Proposal 1 and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 8, 2018 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on the Record Date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 20,000,000 shares are authorized and 7,112,853 shares were outstanding on March 8, 2018. There were 3,244 shareholders of the Company’s common stock on March 8, 2018.

The Company’s Articles of Incorporation also authorize the issuance of up to 10,000,000 shares of preferred stock, no par value, having such rights, privileges and preferences as the Board of Directors shall designate from time to time. As of March 8, 2018, there were no shares of the Company’s preferred stock outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of common stock held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. Shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the seven (7) nominees receiving the greatest number of votes shall be elected. In the case of Proposal 2, for such proposal to be approved, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally, by mail, internet or telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural motions could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 27, 2018, no shareholder known to management beneficially owned more than 5% of the Company’s common stock.

The following table lists the individual beneficial ownership of the Company’s common stock as of March 27, 2018, by the Company’s current directors, nominees for director and named executive officers, and by all current directors, nominees, and executive officers of the Company as a group. Current directors, nominees and executive officers as a group beneficially owned 8.00% of the Company’s common stock on such date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
W. Stephen Aldridge, III	15,737	(3)	0.22
R. David Beaver, III	24,787	(4)	0.35
Dean M. Bowers	6,788	(5)	0.10
Nadine B. Bowers	34,483	(6)	0.49
Joe S. Brooks	32,275	(7)	0.45
Bill C. Burnside	13,930	(8)	0.20
James O. Campbell	2,658		0.04
Raymond R. Cranford, Jr.	5,612	(9)	0.08
Roger L. Dick	265,385	(10)	3.73
Brendan P. Duffey	58,859	(11)	0.83
Tara G. Eudy	1,462		0.02
Allen K. Furr	4,830	(12)	0.07
Thomas M. Hearne, Jr.	20,697		0.29
Harvey H. Leavitt, III	3,632	(13)	0.05
Samuel M. Leder	1,934	(14)	0.03
W. Chester Lowder	3,827	(15)	0.05
Wesley A. Morgan	3,490		0.05
Cynthia L. Mynatt	3,261		0.05
James E. Nance	41,984	(16)	0.59
Frank A. (Alex) Rankin, III	20,630		0.29
Randy T. Russell	900		0.01
S. Todd Swaringen	1,622		0.02
All current directors, nominees and executive officers as a group (22 persons)	568,783		8.00

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,107,853 shares outstanding on March 27, 2018. As of such date, none of the identified individuals owned any stock options entitling the option holder to acquire shares of Company common stock.
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Beaver – 14,166 shares; Mr. Brooks – 16,478 shares; Dr. Burnside – 12,835 shares; Mr. Duffey – 1,179 shares; Mr. Furr – 411 shares; Mr. Leder – 261 shares; Mr. Lowder – 2,470 shares; and Mr. Nance – 13,699 shares.
(3)	Includes 1,145 shares held by Dr. Aldridge as custodian for a minor child and 10,083 shares held by Dr. Aldridge’s mother, for whom Dr. Aldridge holds Power of Attorney. Dr. Aldridge’s term as a director will end on May 8, 2018.
(4)	Includes 7,318 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of R. David Beaver, III, with respect to which Frank Rogers Brafford, II, serves as trustee.
(5)	Includes 1,804 shares held by Mr. Bowers as custodian for his children.
(6)	Includes 11,148 shares held by Mrs. Bowers’s spouse. Mrs. Bowers’s term as a director will end on May 8, 2018.
(7)	Includes 351 shares held by Mr. Brooks’s adult child.
(8)	Includes 520 shares held by Dr. Burnside’s spouse. Dr. Burnside’s term as a director will end on May 8, 2018.
(9)	Includes 628 shares held by Mr. Cranford as custodian for his daughter.
(10)	Includes 197,785 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of Roger L. Dick, with respect to which Frank Rogers Brafford, II, serves as trustee.
(11)	Includes 44,246 shares held by the Uwharrie Capital Corp Supplemental Executive Retirement Plan for the benefit of Brendan P. Duffey, with respect to which Frank Rogers Brafford, II, serves as trustee.
(12)	Includes 195 shares held by Mr. Furr’s spouse and 8 shares held by his spouse as custodian for a minor daughter.
(13)	Includes 180 shares held by Mr. Leavitt’s spouse.
(14)	Includes 129 shares held by Mr. Leder as custodian for his minor son.
(15)	Includes 719 shares held by Mr. Lowder’s adult child.
(16)	Includes 14,068 shares held by Mr. Nance as custodian for his daughters and 7,034 shares owned by Mr. Nance’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company were timely filed during the fiscal year ended December 31, 2017.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws currently provide for a Board of Directors composed of not less than twelve (12) nor more than twenty-one (21) members divided into three classes of directors who are elected to staggered terms of three (3) years. The Board of Directors has set the number of directorships for the Annual Meeting at sixteen (16). The Board of Directors has nominated the seven (7) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company, each to serve for the term of office indicated or otherwise until their respective successors are duly elected and qualified.

Name and Age	Length of Term	Position with Company	Year First Elected	Principal Occupation and Business Experience for the Past Five Years
Dean M. Bowers (49)	3 years	New Nominee	N/A	Branch Manager, Quality Equipment, LLC, Albemarle, NC (a John Deere equipment dealership)

James O. Campbell (61)	3 years	Director	2011	Vice President of Construction Sales, AvidXchange, Inc., Charlotte, NC (a provider of on-demand accounts payable Management and automated payment solutions)

Tara G. Eudy (51)	3 years	Director	2005	President and Treasurer, Carolina Title Company, Inc., Wadesboro, NC

Allen K. Furr (39)	3 years	New Nominee	N/A	Secretary/Treasurer, PEJA, Inc. DBA East Albemarle Xpress Lube, Albemarle, NC (an automotive service business)

Samuel M. Leder (50)	3 years	Director	2011	Certified Public Accountant/Partner, Potter & Company, P.A., Concord, NC

Wesley A. Morgan (49)	2 years	New Nominee	N/A	General Manager, Rolling Hills Gin, LLC, New London, NC (a cotton ginning operation)

Randy T. Russell (37)	2 years	New Nominee	N/A	President, Sports Med Properties, LLC, Charlotte, NC (a full-service commercial real estate company)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes nine (9) directors whose terms will continue after the Annual Meeting. The following table contains information about those nine (9) incumbent directors.

Name and Age	Current Term Expires	Year First Elected	Principal Occupation and Business Experience for the Past Five Years
Joe S. Brooks (68)	2018	1997	Owner and Manager, Brothers Precision Tool Co., Albemarle, NC (tool and die machine shop)

Raymond R. Cranford, Jr. (63)	2019	2007	Owner and Vice President of Sales, Crook Motor Co., Inc., Albemarle, NC

Thomas M. Hearne, Jr. (67)	2019	2004	Retired; previously, Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

Harvey H. Leavitt, III (59)	2019	2007	Owner/Operator, Leavitt Funeral Home, Wadesboro, NC

W. Chester Lowder (69)	2020	1995	Director of Livestock Program, Public Policy Division, NC Farm Bureau Federation, Incorporated, Raleigh, NC

Cynthia L. Mynatt (62)	2019	2003	President, Ben Mynatt Buick – GMC, Concord, NC

James E. Nance (66)	2019	1984	Founder and Managing Member, North State Acquisitions, LLC (real estate firm specializing in highway and municipal right of way negotiations, acquisitions, and claim settlements)

Frank A. (Alex) Rankin, III (62)	2020	2003	President, Concord Engineering & Surveying, Inc., Concord, NC

S. Todd Swaringen (41)	2019	2010	Partner, Beane, Swaringen & Company, PLLC, Albemarle, NC (certified public accountants)

In the table above, the year first elected indicates the year in which each individual was first elected a director of Uwharrie Bank or its predecessors, or the Company, as applicable, and does not reflect any break(s) in tenure.

Qualifications of Directors

A description of the specific experience, qualifications, attributes, or skills that led to the conclusion that each of the nominees and incumbent directors should serve as a director of the Company is presented below. Each of the Company’s directors also serves as a director of the Company’s subsidiary, Uwharrie Bank.

Dean M. Bowers

Mr. Bowers has over thirty years experience in the agricultural equipment industry. He is the Branch Manager/Co-owner of Quality Equipment, LLC in Albemarle, NC, a farm equipment retail business selling John Deere farm equipment, irrigation equipment and precision agricultural equipment.

He graduated from Appalachian State University, Boone, NC, with a dual degree in Marketing and Management. An avid ASU supporter, Mr. Bowers has served on the Appalachian Corporate Council and the ASU Alumni Council.

He was an integral member of the advisory board to create an accredited Agricultural Systems Technology program at Wake Tech. He has served on the Board of Adjustments for the City of Albemarle and was a member of the Church Council for First Lutheran Church of Albemarle.

Mr. Bowers has extensive experience in the agriculture industry and business management.

Joe S. Brooks

Mr. Brooks is the owner and manager of Brothers Precision Tool Co., a tool and die machine shop, in Albemarle, NC. He started the business in 1974 with other family members. The company currently employs five and specializes in high precision machine parts for a variety of industries. For over 13 years, he was also an instructor of Machine Technology at Stanly Community College, Albemarle, NC. Additionally, through Stanly Community College, he has performed machine technology in-facility training at various companies.

Mr. Brooks served on the Stanly Regional Medical Center Foundation Board and served as Chairman from 2008 to 2010. He actively serves in his church on its council and executive committee and served as church treasurer from 1998 to 2017. In 2014, he was appointed by the North Carolina State Governor to the Stanly Community College Board of Trustees.

For over 20 years, Mr. Brooks was involved with Cub Scouts and Boy Scouts of Troop 82, serving as Assistant Scoutmaster for over 15 years. He served as the scout committee chairman from 1990 to 2017. He now serves as charter organization representative.

He has extensive experience in overall small business management, machine technology and processes.

Mr. Brooks has served as past Chairman and Vice Chairman of the Board of Directors and past Chairman of the Audit Committee, Human Resources Committee, and Properties Committee. He is a member of the Audit Committee.

James O. Campbell

Mr. Campbell is a native of Concord, NC, graduating from Concord High School and the University of North Carolina at Chapel Hill where he received a Bachelor of Science in Business Administration. He began his professional career in 1979 with Timberline Software

Corporation, a developer of application software for the construction and real estate industries, and was appointed Vice President of Sales in 1996. The company was purchased in 2003 by Sage Software, and Mr. Campbell continued in his senior management role there until 2005, when he became President of CIS Consulting Group, Inc. in Charlotte, NC. In 2010, CIS was acquired by Viewpoint Construction Software, where he was employed as Channel Sales Manager. In 2016, Mr. Campbell joined AvidXchange, Inc., a provider of on-demand accounts payable management and automated payment solutions, as Vice President of Construction Sales in Charlotte, NC.

Mr. Campbell is a Lifetime Honorary Board Member of the Boys and Girls Club of Cabarrus County, having served in several leadership capacities there and at his church, Central United Methodist in Concord, NC.

Mr. Campbell has extensive experience in the technology industry and in business management. Mr. Campbell serves on the Audit Committee.

Raymond R. (Rudy) Cranford, Jr.

Mr. Cranford is an owner and Vice President of Sales for Crook Motor Co., Inc., a new and used truck sales company in Albemarle, NC. He started working with Crook Motor Co. in 1986 as a salesman. He later assumed the sales manager role, and in 1999 became a partial owner in the company. He has bought and sold quality used trucks throughout the United States. The company is also a new truck dealer selling new Western Star trucks.

He is a graduate of North Carolina State University with a degree in Soil Technology and is a member of the FarmHouse Fraternity. Since 2003, he has served on the Albemarle Downtown Development Corporation’s Outdoorsman’s Bonanza Committee for the betterment of downtown Albemarle. He served on the Board of Directors of Uwharrie Bank’s predecessor from 2007 to 2013, serving as Vice Chairman for one year and Chairman for two years. Mr. Cranford is also an active member of First Lutheran Church in Albemarle.

Mr. Cranford has extensive experience in business management and sales.

Tara G. Eudy

Mrs. Eudy is co-owner and President of Carolina Title Company, Inc., Wadesboro, NC, which is an issuing agency providing title insurance policies for both residential and commercial transactions. Carolina Title has been a locally owned and operated independent agency since its inception in 1995 and is an issuing agent for three national underwriters: Chicago Title Insurance Company, First American, and Commonwealth Land Title in North Carolina and Chicago Title in South Carolina.

Mrs. Eudy is a Certified Paralegal, a North Carolina Title Insurance Underwriter, and a member of the North Carolina Bar Association Real Property Section. She serves as Real Property Secretary of the North Carolina State Bar Council Board. Mrs. Eudy serves on the North Carolina Land Title Association Board and is Chairwoman, past treasurer, past secretary and past Vice Chairwoman. Mrs. Eudy is also currently serving on the Real Property Section Council of the North Carolina Bar Association. She is also active in the Friends of Scouting Campaign Committee for Anson County, having served as its Chairwoman for two years. She previously served on the Anson County Chamber of Commerce Board, where she served as past Chairwoman, and the Anson County Hospital Foundation Board. She has also coached girls’ softball with Anson Parks & Recreation for numerous years.

She previously served as Vice Chairwoman and Chairwoman of the Board of Directors of Uwharrie Bank’s predecessor for two years each.

Mrs. Eudy has extensive experience in business management.

Allen K. Furr

Mr. Furr is Secretary and Treasurer of PEJA, Inc., DBA East Albemarle Xpress Lube, a family-owned automotive service business in Albemarle, NC, since 2013. Mr. Furr is a former Senior Vice President of Uwharrie Bank from 2002 until 2013, having worked in various areas of the bank with the majority of his experience being in commercial lending. Mr. Furr holds the NC Life, Accident and Health insurance license.

Mr. Furr is a graduate of North Carolina State University with a Bachelor of Science degree in Textile Management. He is also a graduate of the North Carolina Bankers Association School of Banking and the Stanly County Chamber of Commerce’s Leadership Stanly program.

He is a board member of the New London Volunteer Fire Department Board of Directors and past board member of United Way of Stanly County.

Mr. Furr has extensive experience in banking and small business management.

Thomas M. Hearne, Jr.

Mr. Hearne is a retired geopavement engineer from the North Carolina Department of Transportation with 30 years of service.

Mr. Hearne earned a Bachelor of Science degree in Civil Engineering from The Citadel, Charleston, SC, and a Master of Engineering degree from the University of Florida, Gainesville, FL. He is a registered Professional Engineer in the State of North Carolina and the inventor of a device used in North Carolina to test ride quality and smoothness of asphalt pavements during construction. He has extensive experience in structural testing and evaluation of highway pavements and has served as a member and chairman of numerous professional panels and committees at the local, state, and national levels.

Mr. Hearne has served as a Sunday school teacher at Trinity Place and as a member of the Albemarle Planning Board, First Lutheran Church Council, and the Stanly Community College Board of Trustees. He currently manages two investment funds for First Lutheran Church and is a member of the Citadel Alumni Association and the American Society of Civil Engineers.

Mr. Hearne has extensive experience in small business management and civic involvement in Stanly County. Mr. Hearne serves on the Audit Committee.

Harvey H. Leavitt, III

Mr. Leavitt is the owner and operator of Leavitt Funeral Home in Wadesboro, NC. A third-generation funeral director, he joined the business in 1982 as a licensed professional and purchased the business from his father in 1988. In 1997, he added a cemetery, Anson Memorial Park, to the business operations. In 2003, Mr. Leavitt partnered with several local businessmen to open a new adult care facility, Meadowview Terrace Assisted Living.

He has a business degree from the University of North Carolina at Chapel Hill and a degree in funeral service from Gupton-Jones College in Atlanta, GA. Professionally, he has served as President of both the NC Board of Funeral Service and the NC Funeral Directors’ Association. He currently serves on the American Board of Funeral Service Education as a member of their accreditation team as they accredit funeral service education programs across the United States.

Mr. Leavitt has served on a number of local community boards and organizations including the Anson County Chamber of Commerce, Uptown Wadesboro Inc., the South Piedmont Community College Board of Trustees, the South Piedmont Community College Foundation Board, the Lillie Bennett Charitable Trust, the Anson Community Hospital Foundation, and the Central NC Council for the Boy Scouts of America. He is a longtime member of First United Methodist Church, Wadesboro, NC.

Mr. Leavitt has extensive experience in small business management and regulation.

Samuel M. Leder

Mr. Leder is the managing partner with Potter & Company, PA, Certified Public Accountants, Concord, NC, where he has worked since 1995. The firm has offices in Monroe, Concord, Mooresville and Charlotte. Prior to joining Potter & Company, Mr. Leder was an accountant with Butler & Stowe, Certified Public Accountants and Assistant Controller with Colter Bay International. In his accounting practice, Mr. Leder’s industry experience includes audit, financial reporting, tax, compliance and related accounting services to the not-for-profit, construction, service organizations, manufacturing and distribution and governmental markets.

Mr. Leder is a member of the North Carolina Association of Certified Public Accountants, the American Institute of Certified Public Accountants, and the Cabarrus Regional Chamber of Commerce, on which he served on the Board of Directors from 2005 to 2012 and as Board Chair in 2010. He was previously President of the Concord Rotary Club and served as Treasurer for the Carolina International School Board of Directors from 2008 to 2015. Mr. Leder currently serves as Treasurer for the Ella Foard Foundation for Rett Syndrome and as an Advisory Board Member for Carolinas HealthCare System NorthEast in Concord. Mr. Leder is a current member of the Concord City Council. He earned a Bachelor of Science in Business Administration and Masters of Accounting from the University of North Carolina at Chapel Hill.

He has extensive experience in public accounting and business management and civic involvement in Cabarrus County. Mr. Leder serves on the Audit Committee.

W. Chester Lowder

Mr. Lowder is the Livestock Director – Public Policy Division for the North Carolina Farm Bureau Federation, Inc., Raleigh, NC. He represents NC Farm Bureau on livestock issues at the state and national level. In addition, he assists in covering many environmental issues and is the primary liaison on soil and water conservation matters. He joined the North Carolina Farm Bureau Federation staff in 1995. Prior to joining NCFB, Mr. Lowder ran a successful dairy operation in Stanly County for more than 25 years.

Mr. Lowder is a graduate of North Carolina State University where he earned a Bachelor of Science degree in Animal Science-Business.

Mr. Lowder has held numerous volunteer leadership positions within North Carolina Farm Bureau including state board, executive committee and vice president. Mr. Lowder has also served in other leadership roles with the Stanly County Farm Bureau, Stanly County Board of Commissioners, Stanly Community College (Albemarle, NC), and various civic and industry groups.

Mr. Lowder currently serves on various committees for the North Carolina Department of Agriculture and Consumer Services, the North Carolina State University College of Agriculture and Life Sciences, and the NC Department of Environmental Quality, serving on the Water Pollution Control Systems Operators Certification Commission. Mr. Lowder is currently a member of committees working with the United States Department of Agriculture, Natural Resource Conservation Service, NC Dairy and Growth Industry Promotion Committee, the Southeast United Dairy Industry Association, and NC Dairy Stabilization, Inc. Board and Steering Committee. He currently serves as a supervisor on the Stanly Soil and Water Conservation District. He has served on the Executive Committee for the NC Association of Soil and Water Districts and is on the Board of Directors for both the NC Dairy Producers Association as well as the State Animal Response Team where he serves as Chairman and Executive Director. Mr. Lowder is an active member of First United Methodist Church in Norwood, NC, where he serves on several church committees and councils.

He has extensive experience in the agriculture industry locally and at the state and national levels. Additionally, he is actively engaged in local and civic activities to benefit and grow the local community.

Mr. Lowder is a past Chairman of the Board of Directors for Uwharrie Capital Corp and Uwharrie Bank.

Wesley (Wes) A. Morgan

Mr. Morgan is the general manager and part owner of Rolling Hills Gin, LLC, New London, NC. This business is a family-owned cotton ginning facility that serves the needs of cotton farmers in Stanly County as well as over seven surrounding counties. Mr. Morgan has served as general manager since 1996 when the gin was built as a state-of-the-art facility that has been a valuable asset to the farming community.

Mr. Morgan started his career at Piedmont Diesel Service in Albemarle where he worked from 1987 -1996 as office manager and diesel pump technician before leaving to help his family build the cotton gin.

Mr. Morgan graduated top of his class at King’s College, Charlotte, NC, in the Accounting Program in 1987. He has served on the Stanly County Chamber of Commerce Board of Directors. He currently serves on the Stanly County Economic Development Commission as well as School Board President of Christ the King Christian Academy. He is also the current President of Southeastern Cotton Ginners and First Vice President of the National Cotton Ginners Association.

Mr. Morgan is an active member of New Mt. Tabor United Methodist Church in Richfield, NC, where he attends with his wife, son, and daughter. He serves as Finance Committee Chairperson and is a member of the mission team.

Mr. Morgan has extensive experience in the agriculture industry and business management.

Cynthia L. Mynatt

Cyndie Mynatt has served as the President of Ben Mynatt Buick-GMC in Concord, NC, since its inception in 1991; Ben Mynatt Nissan in Salisbury, NC since its beginning in 2002; and Ben Mynatt Pre-Owned in Kannapolis since its founding in 2003. In 2008, Ms. Mynatt became the owner, president and manager of Ben Mynatt Chevrolet-Cadillac in Concord, NC, which was founded by her father in 1976. The three automobile franchises and one independent dealership currently employ over 160 employees.

Ms. Mynatt earned a Bachelor of Arts degree from Duke University. She is also a graduate of the NADA Dealer Candidate Academy, General Motors Dealership Management Academy, the American Leadership Forum (Charlotte Region, Senior Fellow) and the N.C. Commissioner of Banks Bank Directors’ College.

Ms. Mynatt is involved in many civic activities. Currently, she serves on the Rowan-Cabarrus Community College Board of Trustees, serving as the Vice Chair, and on its Foundation Board. She also serves on the Ben Mynatt Children’s Foundation Board of Directors and has been a member of the Cabarrus Rotary Club since 1992, formerly serving as President and honored as a Distinguished Rotarian and Paul Harris Fellow. Professionally, she serves on the Board of Directors of the North Carolina Automobile Dealers Association, the NCADA Charitable Foundation, the Greater Charlotte Automobile Dealers Association Board of Directors, and the Charlotte Buick-GMC Local Marketing Association’s Board of Directors, serving as President. She has received numerous business awards for her professional achievements.

In years past, she has been active and held leadership positions with the Cabarrus County Economic Development Corporation, the Cabarrus Regional Chamber of Commerce, the Cannon Memorial YMCA of Kannapolis, the University of North Carolina at Charlotte Board of Visitors and Foundation, the United Negro College Fund of Barber-Scotia College of Concord, the United Way of Central Carolinas, Providence Day School Board of Trustees, the Cabarrus County Community Foundation, the Cabarrus College of Health Sciences Board of Trustees and various business activities with General Motors.

Ms. Mynatt served as past Vice Chairwoman and Chairwoman of the Board of Directors of Uwharrie Bank’s predecessor.

Ms. Mynatt has extensive experience in the areas of business management, board involvement and governance, and civic involvement.

James E. Nance

Mr. Nance served as Dealer Operator and President for Confederate Motors, Inc., which was a family-operated Chevrolet-franchised dealership, from 1973 until the sale of the business in 2007. In 2008, he started North State Acquisitions, LLC, which is a real estate firm specializing in right-of-way negotiations and claim settlements.

Mr. Nance is a graduate of the University of North Carolina at Chapel Hill with a Bachelor of Science in Business Administration. He also is a licensed Real Estate Broker and Broker in Charge in the State of North Carolina.

He currently serves as a member of the Board of Directors of the North Carolina Railroad Company where he is Chairman of the Strategic Planning and Economic Development Committee, member of the Board of Directors of the State University Railroad, Advisory Committee for the Central N.C. Council of the Boy Scouts of America, member of the Eagle Scout Board of Review for the Stanly District, and a member of Central United Methodist Church, Albemarle, North Carolina.

He previously served as Vice Chairman and member of the North Carolina Board of Transportation, Finance Chairman and member of the Board of Trustees of Stanly Community College, Vice Chairman and member of the North Carolina Housing Finance Agency, member of the Board of Visitors of the University of North Carolina at Chapel Hill, Vice Chairman of the Stanly County Economic Development Commission, member of the Stanly County Airport Authority, Administrative Board of Central United Methodist Church, Board of Trustees of Pfeiffer University, Board of Directors of Stanly County ARC Services, Inc., Co-Chairman of the North Carolina Automobile Dealers Association Legislative Committee, and Board of Directors of the North Carolina Citizens for Business and Industry.

Mr. Nance is an Eagle Scout and also a recipient of the Silver Beaver Award from the Central North Carolina Council of Boy Scouts of America.

He has extensive experience in business management, state and federal governmental relations, transportation, and education.

He is an original incorporator of Bank of Stanly (now known as Uwharrie Bank) and has served on the Board of Directors of Uwharrie Bank’s predecessor and Uwharrie Capital Corp where he served as Chairman of both organizations. He also served as Vice Chairman of the Board of The Strategic Alliance Corporation, Inc., a securities broker-dealer and wholly owned subsidiary of Uwharrie Bank.

Frank A. (Alex) Rankin, III

Mr. Rankin has almost 40 years of experience working both in civil engineering and in land surveying within the land development services industry. Mr. Rankin was the first full-time employee of Concord Engineering & Surveying, Inc. (CESI), starting part-time with the newly chartered firm in 1978. As the firm grew, Mr. Rankin was quickly exposed to aspects of many types of surveying, and was able to hone his civil engineering skills based on in-the-field experiences working with contractors to build sites designed by both CESI and others.

In 1983, Mr. Rankin became an equity owner of the firm and was given the role of Vice-President, while at the same time continuing to actively supervise surveying and civil engineering projects. Mr. Rankin became President in 1998 and began to concentrate on management and administrative duties.

Mr. Rankin is a life-long resident of Cabarrus County and has been active in many community issues during his professional career. Mr. Rankin is a past Chairman of the Cabarrus Regional Chamber of Commerce, a past Chairman of the Coltrane Life Center, a founder and past Chairman of Uwharrie Bank’s predecessor, an initial board member of Uwharrie Bank, and a past Chairman of the Concord Rotary Club. He has served on the Cabarrus Board of Health, on the Board of Directors for the North Carolina Society of Surveyors, has twice been President of the Concord Downtown Development Corporation Board, served from 2001 until 2015 on the North Carolina Workforce Development Commission, was elected in 2015 as Chairman of the Governing Board of the Carolina Thread Trail, is a Senior Fellow of the American Leadership Forum, was reappointed in 2017 to the North Carolina Land Records Advisory Committee of the NC Secretary of State, and was appointed in January of 2018 as Chairman of the NC Geographic Information Coordinating Council, along with service to many other organizations.

Mr. Rankin earned a Bachelor of Science in Biological and Agricultural Engineering from North Carolina State University, Raleigh, NC. He holds Professional Engineer and Professional Land Surveyor registrations in numerous states.

Mr. Rankin has extensive experience in small business management and civic involvement in Cabarrus County.

Mr. Rankin currently serves as Vice Chairman of the Board of Directors for Uwharrie Capital Corp and Uwharrie Bank. He is a member of the Audit Committee.

Randy T. Russell

Mr. Russell is the founder and President of Sports Med Properties, a full-service commercial real estate company located in Charlotte, NC. He started his career at Colony Development Partners in 2004 as a project manager where he later became a partner in the healthcare/office division. Mr. Russell has successfully managed the development and acquisition of real estate assets totaling over three million square feet. In 2014, Mr. Russell started SMP Management, an asset and property management company serving clients nationally.

Mr. Russell has served on the Advisory Board for the Assistance League of Charlotte since 2010 and is a member of the Bridge Foundation. Both organizations share his passion of serving the children of the local community.

Mr. Russell earned a Bachelor of Science degree in Business Marketing and Finance from the University of North Carolina at Wilmington, and a Master of Business Administration from Campbell University. He is also a licensed Real Estate Broker and Broker in Charge in North Carolina and South Carolina.

Mr. Russell has extensive experience in commercial real estate, project management and business management.

S. Todd Swaringen

Mr. Swaringen is a certified public accountant and partner with Beane Swaringen & Company, PLLC, Albemarle, NC. He joined Cynthia H. Beane, CPA, in 1998 as a staff accountant and became a partner in the firm in January of 2006. The firm currently operates offices in Albemarle and Locust, NC, serving tax and accounting needs for small businesses, individuals, not-for-profit entities, estates and trusts. During peak times, the firm employs twelve staff members, five of whom are certified public accountants.

Mr. Swaringen earned a Bachelor of Science degree in accounting from the University of North Carolina at Wilmington. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants.

Mr. Swaringen is past Chairman of the Stanly County Chamber of Commerce, past Chairman of the Stanly Regional Medical Center Foundation Board, and member of the Albemarle Rotary Club. He is past Chairman of the United Way of Stanly County Board of Directors. He also is a former member of the Stanly Community College Board of Trustees. He currently serves as a member of the Stanly County Schools Board of Education. Mr. Swaringen is also an active member of his church.

He has extensive experience in personal and business income taxation. He enjoys working with his clients both to navigate existing tax law and to update them on new legislation that could impact their future returns.

Mr. Swaringen serves as Chairman of the Audit Committee, designated as the financial expert.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), with the exception of Ms. Eudy and Messrs. Rankin and Swaringen, each of whom is independent under NASDAQ listing standards but is not independent under SEC Rule 10A-3(b). Although the Company’s securities are not listed on NASDAQ, the Board uses NASDAQ’s definition of independence in determining whether or not a director or nominee for director is independent. In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party for comparable transactions.

Director Relationships

No director is, nor has been in the last five years, a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Dean M. Bowers, a nominee for director, is the son of Nadine B. Bowers, a current director. Mrs. Bowers’s term as a director will end with the Annual Meeting.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held thirteen (13) regular meetings during 2017. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Ms. Mynatt, who attended fewer than 75% of such meetings due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Fourteen (14) of the Company’s seventeen (17) directors then in office attended the 2017 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources and Compensation Committee, a Nominating Committee and an Audit Committee. During 2017, the full Board of Directors served as the Human Resources and Compensation Committee and as the Nominating Committee.

Human Resources and Compensation Committee. The full Board of Directors currently serves as the Human Resources and Compensation Committee. All members of the Human Resources and Compensation Committee are independent directors as defined by NASDAQ listing standards. The Human Resources and Compensation Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources and Compensation Committee serves as the catalyst for the development of compensation-related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. During 2017, the entire Board of Directors served as the Human Resources and Compensation Committee and therefore the committee did not meet independently.

When the entire Board is not serving as the Human Resources and Compensation Committee, the committee meets on an as-needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. The Human Resources and Compensation Committee has adopted a formal charter, which is included as Exhibit A to this proxy statement.

Nominating Committee. The full Board of Directors currently serves as the Nominating Committee. All members of the Nominating Committee are independent directors as defined by NASDAQ listing standards. The full board recommended the seven (7) nominees for election to the Board of Directors at the Annual Meeting. During 2017, the entire Board of Directors served as the Nominating Committee and therefore the committee did not meet independently.

The Company does not have a formal diversity policy in effect relative to the Director Nomination Process; however, the Nominating Committee considers diversity of race, gender, national origin, professional experience, skill, education, differences of viewpoint, leadership and involvement in the community, and other individual qualities and attributes that contribute to board heterogeneity. Since the Company’s inception, its rotating Board of Directors has been comprised of persons with varied expertise who represent the different constituents and needs for financial services of the communities we serve. The Nominating Committee actively seeks individuals who the Committee determines meet such criteria and standards for recommendation to the Board as nominees.

Nominations for election to the Board of Directors by shareholders for the 2019 annual meeting should be submitted in writing to the Chief Executive Officer, President or Secretary of the Company by December 1, 2018, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company. The Nominating Committee has adopted a formal charter, which is included as Exhibit B to this proxy statement.

Audit Committee. The audit committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are S. Todd Swaringen – Chairman, W. Stephen Aldridge, III, Joe S. Brooks, Bill C. Burnside, James O. Campbell, Thomas M. Hearne, Jr., Samuel M. Leder and Frank A. Rankin, III. The members of the Audit Committee are “financially literate” under applicable standards and, with the exception of Messrs. Swaringen and Rankin, each member of the Audit Committee is “independent” under applicable standards. The Board of Directors has determined that S. Todd Swaringen meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the reporting company’s financial statements, or experience actively supervising people engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The Audit Committee met five (5) times during 2017. The Report of the Audit Committee is included on page 27 of this proxy statement. The Audit Committee has adopted a formal charter, which is included as Exhibit C to this proxy statement.

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors comprises three classes of directors serving staggered three-year terms and includes several standing committees, the responsibilities and membership of which are described above. The Chairman of the Board is a rotating office and overall terms of directors are subject to term limits. The Company’s Chief Executive Officer is not a member of the Board of Directors. The Company has determined that this leadership framework is appropriate given the Company’s organizational structure, core values and the business activities of its subsidiaries.

Under North Carolina law, the Board of Directors is responsible for managing the business and affairs of the Company, including the oversight of risks that could affect the Company. Although the full board has responsibility for the general oversight of risks, it primarily conducts its risk oversight function through committees, including the Audit Committee and the Human Resources and Compensation Committee, as described above, as well as through other committees, including the Credit Committee, the Senior Risk Management Committee, and the Enterprise Risk Management (“ERM”) Committee.

Enterprise Risk Management Committee. During 2010, the Company established the Enterprise Risk Management (“ERM”) Committee of the Board of Directors and the Senior Risk Management Committee (composed of internal management personnel). The ERM Committee is a formal risk management structure designed to anticipate and deal with uncertainties that have the capacity to positively, or negatively, influence the creation of value for the Company on an enterprise level. In establishing this committee, the Board of Directors wished to augment, rather than replace, the Company’s existing risk management practices. In 2014, the full Board assumed the responsibilities of the ERM Committee. In addition to the Board, the Company’s Chief Executive Officer, Chief Risk Officer, Chief Operating Officer and Chief Financial Officer are members of the ERM Committee. The Company has also established the Senior Risk Management Committee. This committee is a management-level committee intended to augment the Company’s existing risk management practices and support the Board of Directors’ ERM Committee in its role. The Senior Risk Management Committee’s role is to develop tools and methodologies across all business units and subsidiaries to identify, assess, and evaluate risk stemming from strategy, operations, credit, market and interest rates, and reputation.

Given the important role of information technology in the Company’s operations and customer service, the Company has established an Information Technology Steering Committee to protect the Company’s information assets wherever they reside. As such, the committee reviews, monitors, aligns and prioritizes all significant strategic information technology initiatives and security risks. The committee includes members from the Company’s technology department, key executives from each of the Company’s business units and support groups, and the Company’s Chief Risk Officer. Minutes of this committee are reported to the Uwharrie Capital Corp Audit Committee and subsequently reported by the Audit Committee to the Uwharrie Capital Corp Board of Directors. Information security is the process by which an organization protects and secures its systems, media, and facilities that process and maintain information vital to its operations. Protection of information assets is necessary to establish and maintain trust between a financial institution and its customers, maintain compliance with the law, and protect the reputation of the institution. Timely and reliable information is necessary to process transactions and support financial institution and customer decisions. The security of the Company’s systems and information is essential to its safety and soundness and to the privacy of customer financial information. These security programs must have strong board and senior management level support, integration of security activities and controls throughout the organization’s business processes, and clear accountability for carrying out security responsibilities.

A financial institution establishes and maintains truly effective information security when it continuously integrates processes, people, and technology to mitigate risk in accordance with risk assessment and acceptable risk tolerance levels. The Company protects its information by instituting a security process that identifies risks, forms a strategy to manage the risks, implements the strategy, tests the implementation, and monitors the environment to control the risks. Risk management practices should promote effective, safe, and sound IT operations that ensure the continuity of operations and the reliability and availability of data.

Credit Committee. The Credit Committee of Uwharrie Bank is charged with making decisions on loan requests that exceed loan officer lending authority levels. The process includes participation in active discussion regarding the loans under consideration, including loan structure and risk tolerance. Loans that exceed the Credit Committee’s authority, along with insider loans, are recommended for approval to the Board of Directors of Uwharrie Bank for further action. The Credit Committee is also responsible for reviewing certain reports presented by Credit Administration to include asset quality reports to manage loan delinquency, non-performing assets, charge-offs and classified loans. In addition, the Credit Committee reviews exceptions for policy, documentation and loan-to-value, along with loan concentration reports and allowance of loan losses and lease methodology and quarterly calculations. The Credit Committee reports its activities in detail to the Bank’s Board of Directors monthly.

The Credit Committee reviews and approves loan requests for relationships that exceed $500,000 in exposure for structure and repayment terms, underwriting, collateral, and risk grading. The Credit Committee also reviews annual loan reviews prepared by the credit administration department for loan relationships with total exposure of $1 million and greater. The Credit Committee reviews loans and relationships that are potential problems, loans that are in or proceeding into foreclosure/collection status and other special circumstances as presented by loan officers of Uwharrie Bank.

Director Compensation

During 2017, each director received a fee of $300 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Members of the Audit Committee were paid $500 per meeting for Audit Committee meetings attended due to the additional time required. Directors also received an allowance for travel associated with their attendance at meetings of the Board of Directors and its committees. An annual retainer fee of

$7,500 was paid to the Board of Directors’ Chairman and Vice Chairman and the Audit Committee Chairman, paid in monthly amounts of $625. The following table presents a summary of all compensation earned by the Company’s directors for their service as such during the year ended December 31, 2017.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation (1)	Total
W. Stephen Aldridge, III	$1,850	—	—	$50	$1,900
Nadine B. Bowers	825	—	—	—	825
Joe S. Brooks	2,075	—	—	50	2,125
Ronald T. Burleson(2)	1,050	—	—	30	1,080
Bill C. Burnside(3)	3,950	—	—	50	4,000
James O. Campbell	1,900	—	—	120	2,020
Raymond R. Cranford, Jr.	900	—	—	—	900
Tara G. Eudy	900	—	—	—	900
Thomas M. Hearne, Jr.	2,075	—	—	50	2,125
Harvey H. Leavitt, III	900	—	—	—	900
Samuel M. Leder	1,500	—	—	90	1,590
W. Chester Lowder	900	—	—	—	900
Cynthia L. Mynatt	600	—	—	—	600
James E. Nance	900	—	—	—	900
Frank A. (Alex) Rankin, III(3)	4,025	—	—	150	4,175
S. Todd Swaringen(3)	5,750	—	—	50	5,800
Dusty W. West(2)	300	—	—	—	300

(1)	Consists of a travel allowance for attendance at Board of Directors and committee meetings.
(2)	Term on the Board of Directors ended on May 9, 2017.
(3)	Receives an annual retainer fee of $7,500, paid in monthly amount of $625.

Executive Officers

The following table contains information about the executive officers of the Company.

Name and Age	Position with the Company and Business Experience for the Past Five Years	Employed Since
Roger L. Dick (66)	President and Chief Executive Officer, Uwharrie Capital Corp; Cashier, Uwharrie Bank	1983

Brendan P. Duffey (69)	Chief Operating Officer, Chief Risk Officer and Executive Vice President, Uwharrie Capital Corp; President and Chief Executive Officer, Uwharrie Bank	2004

R. David Beaver, III (35)	Chief Financial Officer, Uwharrie Capital Corp and Uwharrie Bank	2005

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to, received by or deferred by Roger L. Dick, Brendan P. Duffey, and R. David Beaver, III (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2017 and 2016. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of stock awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The following table summarizes the dollar amounts of each element of compensation and, for stock awards, the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718 issued by the Financial Accounting Standards Board.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Roger L. Dick, President and Chief Executive Officer of the Company; Cashier of the Bank	2017 2016	$248,455 248,455	$40,000 30,000	— —	$4,969 4,969	$125,000 125,000	$27,858 26,796	$446,282 435,220
Brendan P. Duffey, Chief Operating Officer, Chief Risk Officer and Executive Vice President of the Company; President and Chief Executive Officer of the Bank	2017 2016	226,685 226,685	40,000 30,000	— —	4,534 4,534	98,500 98,500	23,713 51,660	393,432 411,378
R. David Beaver, III Chief Financial Officer of the Company and the Bank	2017 2016	190,000 190,000	20,100 20,000	9,998 9,995	4,000 4,000	20,000 20,000	21,792 20,287	265,890 264,282

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s 401(k) Plan.
(2)	Includes 401(k) matching contributions, use of a company-owned vehicle, the dollar value of certain insurance premiums paid on behalf of the named executive officers for health, dental, vision, group term life and disability insurance and split dollar Bank Owned Life Insurance (BOLI). Mr. Duffey had a term life policy that matured in 2016 and was replaced with a BOLI policy. For Messrs. Dick and Beaver, includes payment of country club dues.

Outstanding Equity Awards at Fiscal Year-End

No incentive stock options or purchase options were granted to the Named Executive Officers during 2017 or 2016. As of December 31, 2017, there were no vested or unvested incentive stock options to purchase shares of the Company’s common stock held by any of the Named Executive Officers.

Mr. Beaver received a grant of 1,941 shares of common stock in 2017 and 2,490 shares of common stock in 2016 under the Company’s 2015 Stock Grant Plan. All of these shares were vested as of December 31, 2017 and 2016, respectively.

2015 Stock Grant Plan

In 2015, the Board of Directors approved the Uwharrie Capital Corp 2015 Stock Grant Plan. The plan allows the Company or its subsidiaries to make grants of the Company’s common stock to employees, directors or independent contractors of the Company or its subsidiaries as an alternate form of compensation or as a performance bonus. The purpose of the plan is to advance the interests of the Company and its shareholders by enabling participants to acquire a proprietary interest in the Company by ownership of its common stock and to keep personnel of experience and ability in the employ of the Company or its subsidiaries and to compensate them for their contributions to the Company or its subsidiaries and thereby induce them to continue to make such contributions in the future.

The Company’s Chief Executive Officer has discretion as to whom to award stock grants as well as the amount and frequency of the grants. The Chief Executive Officer’s decisions are subject to the approval of the Board of Directors. The Board of Directors has full and final authority to construe and interpret the plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the plan.

The shares of common stock used for grants under the plan are outstanding shares purchased by a revocable trust formed by the Company. The trust retains legal ownership of all shares purchased for the benefit of participants until such time as the transfer of shares to the participant is completed; however, the participant is 100% vested in the shares purchased on his or her behalf as soon as the trust’s purchase of shares has been completed. Participants receive stock grants in the form of shares of common stock in a single or proportional award, as soon as administratively feasible following each purchase of shares for such participant, but no later than the last business day of December in the year of grant. Shares that are transferred to a participant result in taxable income for the participant. The amount of taxable income is based on the price of the shares when they are purchased for the participant. These amounts are subject to required income tax and employment tax withholdings.

In the event that the Board of Directors determines, in its sole discretion, that any stock dividend, stock split, reverse stock split, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering, or other similar transaction affects the common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the plan to the participants, the Board of Directors has the right to proportionately and appropriately adjust stock grants.

The Board of Directors may alter, suspend, or terminate the plan at any time. No stock grants may be granted during any suspension or after the termination of the plan. No amendment, suspension, or termination of the plan will, without a participant’s consent, alter or impair any of the rights or obligations under any outstanding stock grant unless such alteration is required in order to comply with applicable law.

All costs and expenses incurred in the operation and administration of this plan are borne by the Company.

Supplemental Executive Retirement Plan

The Company has implemented a non-qualified deferred compensation plan for certain executive officers. Certain of the plan benefits will accrue and vest during the period of employment, and can be paid in one lump sum payment or will be paid in fixed monthly benefit payments for up to ten years commencing with the officer’s retirement or separation from service under certain circumstances.

Effective December 31, 2008, this plan was amended and restated to comply with Section 409A of the Internal Revenue Code. The participants’ account liability balances were transferred into a trust fund, where investments can be participant-directed. The plan is structured as a defined contribution plan and the Company’s expected annual funding contribution for the participant has been calculated through the participant’s expected retirement date. Under the terms of the agreement, the Company has reserved the absolute right, at its sole discretion, to either fund or refrain from funding the plan.

PENSION BENEFITS

Name	Plan Name	Accumulated Benefit	Payments During Last Fiscal Year
Roger L. Dick	Supplemental Executive Retirement Plan	$1,790,430	-0-
Brendan P. Duffey	Supplemental Executive Retirement Plan	$1,382,142	-0-
R. David Beaver, III	Supplemental Executive Retirement Plan	$64,526	-0-

Split-Dollar Life Insurance Agreements

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into an Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick and Brendan P. Duffey. Under the terms of the Split-Dollar Agreements, the proceeds from the policy are divided between the Company and the executive’s designated beneficiary with the executive’s designated beneficiary receiving up to 70% of the difference between the total proceeds of the policy and the policy’s cash value. As of December 31, 2017, the survivor’s benefit for the named beneficiaries of Mr. Dick and Mr. Duffey under these life insurance policies was $2,124,330 and $1,000,000 respectively.

Change in Control Severance Agreement

The Company entered into a Change in Control Severance Agreement with R. David Beaver, effective as of January 1, 2015. Under the agreement, Mr. Beaver is entitled to certain severance benefits if his employment is terminated under certain circumstances that would constitute a “covered termination” under the agreement. A covered termination means (i) Mr. Beaver’s dismissal or discharge was for reasons other than “cause” (as defined in the agreement), death or disability or (ii) the executive’s termination of his own employment for “good reason” (as defined in the agreement), either of which occurs within 12 months following the effective date of a “change in control” (as defined in the agreement). If a covered termination occurs, Mr. Beaver would be entitled to:

•	a lump sum cash severance payment equal to his annual base salary, which salary is currently set at $215,000;

•	fully accelerate the vesting on all his then-outstanding compensatory equity awards, as of the employment termination date; and

•	up to twelve months of company-paid premium reimbursements for his and his eligible dependents if Mr. Beaver is eligible for and elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

Such severance benefits may be subject to a cut-back if such payments constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, if such cut-back would result in a higher after-tax amount being paid to Mr. Beaver.

Under the Change in Control Severance Agreement, Mr. Beaver has also agreed to certain non-competition covenants that are operable during the term of the agreement and for a period of at least 12 months following the date Mr. Beaver’s employment is terminated. Further, Mr. Beaver’s right to receive the severance benefits set forth in the agreement is subject to Mr. Beaver executing, and not revoking, a separation agreement and release of claims in a form acceptable to the Company.

Transactions with Management

Uwharrie Bank and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with Uwharrie Bank and do not involve more than the normal risk of collectability or present other unfavorable features.

Loans made by Uwharrie Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating and dollar limitations on amounts of certain loans. In addition, Regulation O prohibits any favorable treatment being extended to any director or executive officer in any of the bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes Goodman LLP, Certified Public Accountants, as the Company’s independent accountants for the year ending December 31, 2018, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and the representative will have the opportunity to make a statement if he or she desires to do so.

Please see below for additional information regarding Audit Fees paid to Dixon Hughes Goodman LLP as well as the Report of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

AUDIT FEES

The Company has incurred or expects to incur fees in connection with its annual audit and quarterly reviews of the Company’s consolidated financial statements.

The Company also engaged Dixon Hughes Goodman LLP to provide other attestation and audit-related services. These fees were primarily related to audits of the Company’s benefit plans. All services rendered by Dixon Hughes Goodman LLP during 2017 and 2016 were subject to pre-approval by the Audit Committee.

The following table sets forth the fees paid to Dixon Hughes Goodman LLP in various categories in 2017 and 2016.

Category	Amount Paid 2017	Amount Paid 2016
Audit Fees:	$168,050	$164,500
Audits of annual consolidated financial statements, reviews of interim financial statements, reviews of filings with the Securities and Exchange Commission and statutory audits
Audit-Related Fees:	13,984	15,439
Attestation services related to audits of benefit plans and routine accounting consultations
Tax Fees:	24,405	23,075
Corporate tax compliance and tax-related advisory services
All Other Fees:	0	0

Total Fees Paid	$206,439	$203,014

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Audit Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its oversight of the Company’s audit process in 2017, the Audit Committee reviewed and discussed the audited consolidated financial statements with management. The Audit Committee, prior to approving the consolidated financial statements for inclusion in the Company’s Form 10-K, also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters required to be discussed as required by Public Company Accounting Oversight Board Auditing Standard No. 16, Communication with Audit Committees, and other applicable standards. Furthermore, the Audit Committee received from Dixon Hughes Goodman LLP written disclosures and correspondence regarding their independence and discussed such information with Dixon Hughes Goodman LLP.

Based on the review and discussions above, the Audit Committee (i) recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes Goodman LLP as auditors for 2018.

The Audit Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes Goodman LLP. The Audit Committee has determined that such services are compatible with maintaining the independence of Dixon Hughes Goodman LLP.

This report is submitted by the Audit Committee:

S. Todd Swaringen—Chairman

W. Stephen Aldridge, III

Joe S. Brooks

Bill C. Burnside

James O. Campbell

Thomas M. Hearne, Jr.

Samuel M. Leder

Frank A. Rankin, III

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2019 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than December 12, 2018, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the Company’s 2019 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 25, 2019 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

HOUSEHOLDING MATTERS

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary at the Company’s offices at 132 North First Street, Albemarle, NC 28001 or at (704) 982-4415. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable Securities and Exchange Commission (“SEC”) rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this proxy statement, and all shareholders will have the ability to access this proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC, by logging on at www.proxyvote.com.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2017 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

Uwharrie Capital Corp

Human Resources and Compensation Committee Charter

Purpose

The Human Resources and Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”) to discharge the Board’s responsibilities relating to human resources and compensation of the Company’s directors and executive officers. The Committee has overall responsibility for establishing corporate goals and objectives relevant to determining director and executive officer compensation and for evaluating and approving or recommending for approval to the Board the director and officer compensation plans, policies and programs of the Company. In discharging its responsibilities, the Committee shall, on an annual basis: (i) review and report on the performance of the President and Chief Executive Officer (the “CEO”); (ii) review and recommend all elements and amounts of CEO compensation; (iii) review and recommend Board and committee compensation; (iv) approve compensation of other executive officers; and (v) review and recommend any management incentive compensation plans.

Committee Membership

The Committee shall consist of the entire Board of Directors, unless it is deemed necessary that a smaller group is needed. Each member of the Committee shall: (i) be “independent” as defined by applicable rules and regulations promulgated under the Securities Exchange Act of 1934; (ii) a “Non-Employee Director” as that term is defined under Rule 16b-3 promulgated by the Securities and Exchange Commission (the “SEC”) and any other applicable SEC regulation; (iii) an “Outside Director” as that term is defined for the purposes of Internal Revenue Code Section 162(m); and (iv) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval and shall serve for such term or terms as the Board may determine or until earlier resignation or death. Committee members may be removed by the affirmative vote of a majority of the members of the Board at any time with or without cause. A majority of the members of the Committee shall constitute a quorum.

Operations

The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Board members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain, as it deems appropriate and reasonably necessary, outside counsel or other experts or consultants at the Company’s sole expense. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Compensation Consultant Conflicts

The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Securities and Exchange Commission Regulation S-K.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Committee Responsibilities

The Committee shall set corporate goals and objectives relevant to director and executive officer compensation. In setting these goals and objectives, the Committee should consider, at a minimum, the Company’s performance and relative shareholder return. The Committee shall annually review and evaluate the corporate goals and objectives and amend such goals in its discretion.

The Committee shall have the responsibility to review the performance of the CEO on an annual basis in light of the corporate goals and objectives. The Committee shall report its findings concerning the performance of the CEO to the Board, and shall make recommendations to the Board based on its findings.

The Committee shall have the responsibility to review all forms of compensation received by the CEO and the amounts thereof. The Committee shall also have the responsibility of recommending to the Board for approval any changes in form or amount of compensation received by the CEO.

The Committee shall have the responsibility of reviewing, and recommending for approval changes, if any, to, the compensation paid to Board members for their service on the Board and any committees thereof.

The Committee shall have the responsibility of approving the form and amount of compensation received by executive officers other than the CEO. The Committee may solicit and accept, reject or modify the recommendation of the CEO with respect to the compensation of other executive officers.

The Committee shall have the responsibility of reviewing any management incentive compensation plan, in effect or contemplated. The Committee shall also have the responsibility of recommending for approval the adoption of or any changes to any management incentive compensation plan. The Committee shall also be responsible for administering any incentive stock option plan or other equity-based plans adopted by the Company and approved by its shareholders. In reviewing incentive arrangements, the Committee shall consider any risk posed by such arrangements, and whether the incentive plans encourage participants to focus on proper goals and objectives.

In determining appropriate levels of compensation, whether for officers, directors, or other employees, the Committee should evaluate whether applicable compensation, benefit, and/or incentive plans (i) promote acceptable levels of risk, (ii) encourage appropriate levels of long-term value creation, and (iii) avoid the promotion of unnecessary and excessive risk taking.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board. The Committee shall periodically review and update this Charter, as necessary, to ensure appropriate corporate governance.

Exhibit B

Uwharrie Capital Corp

Nominating Committee Charter

Purpose

The Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”): (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee.

Committee Membership

The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall: (i) be “independent” as defined by applicable NASDAQ listing standards and (ii) shall meet all other applicable legal requirements. The Committee will also consider the absence or presence of material relationships with the Company which might impact independence. Members shall be appointed by the Chairman of the Board, subject to Board approval and shall serve for such term or terms as the Board may determine or until earlier resignation or death. Committee members may be removed by the affirmative vote of a majority of the members of the Board at any time with or without cause. A majority of the members of the Committee shall constitute a quorum.

Operations

The Board shall designate a member of the Committee as the chairperson. The Committee shall meet at least once a year. Additional meetings may occur as the Committee deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms, at the Company’s expense.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other associates of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and by (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

B-1

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

Committee Responsibilities

The Committee shall have the responsibility to develop and recommend criteria for the selection of new directors to the Board, which criteria shall include, but not be limited to, the criteria set forth in Article IV of the Company’s bylaws. The Committee shall have the power to apply the standards imposed by all applicable laws and the underlying purpose and intent thereof in connection with such identification process.

When vacancies occur on the Board or otherwise at the direction of the Board, the Committee shall actively seek individuals whom the Committee determines meet such criteria and standards for recommendation to the Board as nominee(s).

The Committee shall recommend to the Board, on an annual basis, nominees for election as directors for the next annual meeting of shareholders.

The Committee shall make other reports to the Board when the Committee deems it appropriate or upon request of the Board.

B-2

Exhibit C

Uwharrie Capital Corp

Audit Committee Charter

Organization and Membership

There shall be a committee of the Board of Directors (the “Board”) of Uwharrie Capital Corp (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Each member of the Audit Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Company shall strive to have all its Audit Committee members meet the requirements for independence set forth in the NASDAQ listing rules. Members of the Audit Committee shall be financially literate as determined by the Board or become financially literate within a reasonable period of time after appointment to the Audit Committee and at least one member shall have accounting, related financial management expertise, or other comparable experience or background that result in the individual’s financial sophistication.

Members shall be appointed by the Chairman of the Board, subject to Board approval and shall serve for such term or terms as the Board may determine or until earlier resignation or death. Committee members may be removed by the affirmative vote of a majority of the members of the Board at any time with or without cause. A majority of the members of the Committee shall constitute a quorum.

Statement of Policy

The Audit Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other operating controls of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, the financial management and other employees of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the Company are of high quality and are in accordance with all requirements.

In carrying out these responsibilities, the Audit Committee will:

•	Select, evaluate, and where appropriate, replace the independent auditors to audit the financial statements of the Company and its subsidiaries. In doing so, obtain the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discuss with the auditors the auditors’ independence. The independent auditors are to be accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

•	Select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

•	Approve all audit engagement fees and terms; and pre-approve all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establish policies and procedures for the Committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an ongoing basis.

•	Review the scope of the audit and the audit procedures utilized.

•	Review with the independent auditors, the internal auditor and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Be available to the independent auditors during the year for consultation purposes.

•	Discuss with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 1301, Communications with Audit Committees, including, without limitation, the auditors’ evaluation of the quality of the Company’s financial reporting, information relating to significant unusual transactions and the business rationale for such transactions and the auditors’ evaluation of the Company’s ability to continue as a going concern.

•	Review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.

•	Review with management and the independent auditors the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. The year-end review shall include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in, preparing the financial disclosures. With respect to the independent auditors’ reviews of Quarterly Reports on Form 10-Q, communication from the independent auditors may be received on behalf of the Audit Committee by the Committee Chair, who will report thereon to the full Audit Committee at its next meeting.

•	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive reports or summaries of findings from completed internal audits, together with management responses, and monitor progress of the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of reviews conducted.

•	Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the reports required by the laws, rules, and regulations of the applicable regulatory authorities to be included in the Company’s proxy statement for its annual meeting of shareholders.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and such other advisors for this purpose if, in its judgment, that is appropriate. The Committee shall set the compensation, and oversee the work, of any outside counsel and other advisors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

        UWHARRIE CAPITAL CORP

        C/O BROADRIDGE

        P.O. BOX 1342

        BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38518-P03340                     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UWHARRIE CAPITAL CORP

The Board of Directors recommends you vote FOR the following:
1. ELECTION OF DIRECTORS

Election of seven (7) Directors for terms as indicated below or until their successors are duly elected and qualified.
Nominees for Three-Year Terms:		For	Withhold
1a. Dean M. Bowers		☐	☐	The Board of Directors recommends you vote FOR Proposal 2:		For	Against	Abstain
1b. Allen K. Furr		☐	☐

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

						☐	☐	☐
1c. James O. Campbell		☐	☐
1d. Tara G. Eudy		☐	☐
1e. Samuel M. Leder		☐	☐
Nominees for Two-Year Terms:		For	Withhold
1f. Wesley A. Morgan		☐	☐
1g. Randy T. Russell		☐	☐

NOTE: By signing this appointment of proxy, you are authorizing the proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Letter to Shareholders, Notice and Proxy Statement/Annual Report Booklet, Dinner Reservation Postcard,

“Doing the Right Thing” Report, and Telephone/Internet Insert

are available at www.proxyvote.com.

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E38519-P03340

REVOCABLE PROXY

UWHARRIE CAPITAL CORP

Annual Meeting of Shareholders

May 8, 2018 6:00 PM

This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner (the “Proxies”), and any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and to vote, as designated on the reverse side of this appointment of proxy, all of the shares of common stock of UWHARRIE CAPITAL CORP held of record by the undersigned on March 8, 2018, at the Annual Meeting of Shareholders of UWHARRIE CAPITAL CORP to be held at 6:00 PM, EDT on May 8, 2018, at the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, NC 28001, and any adjournment of the Annual Meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy.

In the absence of any instruction, the shares represented by this appointment of proxy may be voted “FOR” the election of each nominee named in Proposal 1 and “FOR” Proposal 2. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the corporation’s corporate secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Continued and to be signed on reverse side